UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A
(AMENDMENT NO. 1 TO FORM 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed November 24, 2015, pursuant to which Wesbanco, Inc. (the “Company”) announced that, at its meeting on November 18, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of the Company took certain actions concerning incentive opportunities for performance measurement periods beginning in 2016 under a new total shareholder return plan (“TSRP”), and adopted a clawback policy and shareholding guidelines. The purpose of this amendment is to revise the listing of named executive officers receiving TSRP awards for the initial performance period to include Jonathan D. Dargusch, who was inadvertently omitted from the prior filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Awards under the TSRP for the 2016-2018 Performance Period.

At its November 18, 2015 meeting, the Committee made TSRP awards for the Performance Period beginning January 1, 2016 and ending December 31, 2018 to the named executive officers below in the respective number of Target Total Shareholder’s Return (“TSR”) Shares:

Officer	Number of Target TSR Shares
Todd F. Clossin	2,251
Robert H. Young	1,228
Jonathan D. Dargusch	1,049

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: December 1, 2015	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer